As filed with the Securities and Exchange Commission on September 28, 2010
Registration No. 333-141298
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

POLO RALPH LAUREN CORPORATION
(Exact name of registrant as specified in its charter)
Delaware		13-2622036
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
650 Madison Avenue
New York, New York  10022
(Address, including zip code, of principal executive offices)

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Polo Ralph Lauren Corporation
1997 Long-Term Stock Incentive Plan
(Full title of the plan)

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Avery S. Fischer, Esq.
Senior Vice President and General Counsel
Polo Ralph Lauren Corporation
650 Madison Avenue
New York, New York  10022
212-318-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Polo Ralph Lauren Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 2007 (Registration No. 333-141298) (the “2007 Form S-8”), with respect to shares of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Shares”), thereby registered for issuance under the Registrant’s 1997 Long-Term Stock Incentive Plan (the “1997 Plan”).  A total of 6,000,000 Shares were registered for issuance under the 2007 Form S-8.

On August 5, 2010, the shareholders of the Registrant approved the 2010 Long-Term Stock Incentive Plan (the “2010 Plan”) at their Annual Shareholder’s Meeting and, accordingly, 1,362,518 Shares that would otherwise have been available for grant under the 1997 Plan have been replaced by shares now available for issuance under the 2010 Plan. Therefore, the 2007 Form S-8 is hereby amended to deregister such 1,362,518 Shares.

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 28, 2010.

POLO RALPH LAUREN CORPORATION

By:	/s/ Tracey T. Travis
Name: Tracey T. Travis
Title: Senior Vice President and Chief Financial Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 28, 2010.

Signature	Title

/s/ Ralph Lauren	Chairman of the Board, Chief Executive Officer and
Ralph Lauren	Director (Principal Executive Officer)

/s/ Roger N. Farah	President, Chief Operating Officer and Director
Roger N. Farah

/s/ Jackwyn L. Nemerov	Executive Vice President and Director
Jackwyn L. Nemerov

/s/ Tracey T. Travis	Senior Vice President and Chief Financial Officer
Tracey T. Travis	(Principal Financial and Accounting Officer)

/s/ John R. Alchin	Director
John R. Alchin

/s/ Arnold H. Aronson	Director
Arnold H. Aronson

/s/ Frank A. Bennack, Jr.	Director
Frank A. Bennack, Jr.

/s/ Dr. Joyce F. Brown	Director
Dr. Joyce F. Brown

/s/ Joel L. Fleishman	Director
Joel L. Fleishman

/s/ Hubert Joly	Director
Hubert Joly

/s/ Steven P. Murphy	Director
Steven P. Murphy

/s/ Robert C. Wright	Director
Robert C. Wright

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